UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 15, 2007

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On November 15 2007, the Registrant’s wholly owned subsidiary, United Stationers Supply Co. (“USSCO”) entered into a definitive stock purchase agreement (the “Purchase Agreement”) with an affiliate of Brazos Private Equity Partners, LLC and the other shareholders of ORS Nasco Holdings, Inc. (“ORS”). Pursuant to the Purchase Agreement, USSCO has agreed to acquire all of the outstanding stock of ORS. The purchase price, a portion of which will be used to fund the retirement of ORS’ outstanding bank debt, will be approximately $180 million, subject to adjustment for changes in working capital prior to the closing date. Included in the purchase price is $6.5 million which reflects the estimated amount of tax benefits ORS will realize as a result of the sale.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things for breaches of representations, warranties and covenants in connection with the transaction. The sellers’ indemnification obligations, are capped at $15 million (the “Indemnity Escrow Amount”), which amount will be reduced to $8 million six months after closing and further reduced to $4 million thirty days after completion of the 2008 audit or April 30, 2009 , whichever comes first. The balance of the Indemnity Escrow Amount will be paid to the sellers two years after the closing.

The transaction is subject to certain closing conditions, including receipt of necessary consents and approvals and expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Subject to the satisfaction or waiver of the closing conditions, the Registrant expects the transaction to close in December, 2007.

On November 15, 2007, the Registrant issued a press release announcing the transaction, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1    Press Release, dated November 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: November 19, 2007	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED SEPTEMBER 6, 2006

Exhibit No.	Description	Method of Filing
99.1	Press Release, dated November 15, 2007	Included herewith